                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     SEPTEMBER 12, 2000
                                                --------------------------------


                               SCHULER HOMES, INC.
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             (Exact name of registrant as specified in its charter)



      DELAWARE                      000-19891                    99-0293125
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(State or other jurisdiction      (Commission File            (I.R.S. Employer
    of incorporation)                 Number)                Identification No.)


828 FORT STREET MALL, 4TH FLOOR, HONOLULU, HAWAII                       96813
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code       (808) 521-5661
                                                  ------------------------------


                                  INAPPLICABLE
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          (Former name or former address if changed since last report)




Exhibit Index located on page 7.


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ITEM 5.  OTHER EVENTS

         On September 12, 2000, Schuler Homes, Inc., a Delaware corporation ("Schuler"), Apollo Real Estate Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Blackacre WPH, LLC, a Delaware limited liability company ("Blackacre"), Highridge Pacific Housing Investors, L.P., a California limited partnership ("Highridge"), AP WP Partners, L.P., a Delaware limited partnership ("APWP"), AP Western GP Corporation, a Delaware corporation ("AP Western"), AP LHI, Inc., a California corporation ("APLHI"), and Lamco Housing, Inc., a California corporation ("Lamco" and, together with Apollo, Blackacre, Highridge, APWP, AP Western and APLHI, the "WP Partners"), entered into an Agreement and Plan of Reorganization, dated as of September 12, 2000 (the "Reorganization Agreement").

         The Reorganization Agreement sets forth the terms and conditions of a proposed transaction (the "Reorganization") pursuant to which, among other things, a newly-formed holding company ("Newco") will acquire (1) all of the outstanding shares of common stock of Schuler through the merger of a wholly-owned Newco subsidiary with Schuler and (2) all of the partnership interests in Western Pacific Housing Development Limited Partnership, a California limited partnership ("WPHD"), and Western Pacific Development II Limited Partnership, a California limited partnership ("WPHD II"), and all of the membership interests in WPH-Porter, LLC, a Delaware limited liability company ("WPHL" and, together with WPHD and WPHD II, "Western Pacific"; the respective partnership and membership interests in Western Pacific are referred to herein as the "WP Interests"). The WP Interests are currently held by the WP Partners.

          Pursuant to the Reorganization Agreement, existing Schuler stockholders will exchange their shares of Schuler Homes, Inc. common stock for shares of Class A common stock of Newco on a 1-to-1 basis. The WP Partners will transfer the WP Interests through WPH-Schuler, LLC, a Delaware limited liability company to be wholly-owned by the WP Partners (the "LLC"), in exchange for shares of Class B common stock of Newco. Upon consummation of the Reorganization Newco will issue to the LLC and Bankers Trust Company, a New York banking corporation ("Bankers Trust"), an aggregate number of shares of Class B common stock equal to the number of shares of Class A common stock to be issued to the existing Schuler stockholders. From such aggregate number of shares of Class B common stock, Bankers Trust shall receive an amount determined in accordance with an existing loan agreement by and among WPHD, Bankers Trust and certain other parties, and the LLC shall receive the remainder.

         The Class B common stock will be converted into Class A common stock on a 1-to-1 basis upon the election by the holder thereof or the sale to a person who is not a beneficial owner of the Class B common stock immediately after the consummation of the Reorganization. Pursuant to the Stockholders Agreement described below, certain of such beneficial owners will agree not to convert or sell such Class B common stock if such conversion or sale would trigger a "Change of Control" or "Risk Event" under Schuler's senior notes or subordinated notes indentures. In addition, the Class B common stock will be automatically converted into Class A common stock on a 1-to-1 basis upon the later to occur of (1) the date that is two days subsequent to the second anniversary of the closing date of the Reorganization and (2) the day upon which less than ten million shares of Class B common stock are issued and outstanding; PROVIDED, HOWEVER, that such automatic conversion of Class B common stock will not occur if, and for so long as, the

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Board of Directors of Newco  determines  that such  automatic  conversion  would result in a "Change of Control" or "Risk Event" under Schuler's senior notes or subordinated notes indentures.

         Holders of the Class A common stock, voting as a separate class, initially will be entitled to elect five of Newco's nine directors, and holders of the Class B common stock, voting as a separate class, initially will be entitled to elect four directors. However, if there are fewer than 14,000,000 shares of Class B common stock outstanding, holders of Class A common stock, voting as a separate class, will be entitled to elect six directors, and holders of Class B common stock, voting as a separate class, will be entitled to elect only three directors.

         If and when only one class of Newco common stock is outstanding, the holders will be entitled to elect the entire Board of Directors.

         The Class A common stock will have one vote per share and the Class B common stock will have 0.5 votes per share. However, the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class, must approve certain major events, including a merger, the sale of all or substantially all assets, a liquidation, and certain kinds of recapitalizations. In addition, certain other matters, including amendments to Newco's Bylaws or Certificate of Incorporation, require the approval of the holders of two-thirds of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class.

         Consummation of the Reorganization is subject to the satisfaction or waiver of certain conditions, including (1) the approval of the Reorganization by the stockholders of Schuler, (2) the effectiveness of a registration statement on Form S-4 registering with the Securities and Exchange Commission the shares of Newco Common Stock to be issued in connection with the Reorganization, (3) the approval of the listing of such shares of Newco Common Stock on The Nasdaq Stock Market, (4) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (5) certain other customary conditions. Such consummation is expected to occur in December, 2000 or early 2001. Upon consummation of the Reorganization, Newco will be named Schuler Homes, Inc. and will have a March 31 fiscal year end.

         The Reorganization is intended to be a tax-free reorganization for federal income tax purposes, and will be accounted for as a purchase transaction.

         Schuler and the WP Partners have agreed in the Reorganization Agreement not to solicit, consider, encourage or accept any other inquiries, proposals or offers to acquire or sell their respective businesses.

         Upon consummation of the Reorganization Newco, the LLC, Apollo, Blackacre, Highridge, the James and Patricia Schuler Foundation, a Hawaii non-profit corporation (the "Foundation"), and James K. Schuler, as sole trustee for the James K. Schuler Revocable Living Trust and the James K. Schuler 1998 Qualified Annuity Trust (collectively with the Foundation,


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"James Schuler") will enter into a Stockholders Agreement (the "Stockholders
Agreement") pursuant to which, among other things, the LLC, Apollo, Blackacre, Highridge and James Schuler will agree (1) not to sell or acquire Newco securities which would trigger a "Change of Control" or "Risk Event" under Schuler's senior notes or subordinated notes indentures and, (2) with certain exceptions, not to sell Class A common stock or Class B common stock during the nine-month period following consummation of the Reorganization. In addition, the parties will agree in the Stockholders Agreement that, following the automatic conversion of all Class B common stock into Class A common stock, any time that any of Apollo, Blackacre or Highridge or James Schuler owns one-ninth or more of the total number of the issued and outstanding shares of Class A common stock, such entity will be entitled to designate one Newco director for approximately each one-ninth of outstanding shares it owns.

         In addition, Newco, the LLC, Apollo, Blackacre, Highridge and James Schuler will enter into a Registration Rights Agreement (the "Registration Rights Agreement") upon consummation of the Reorganization which will grant to LLC, Apollo, Blackacre, Highridge and James Schuler certain registration rights with respect to Newco stock.

         Simultaneously with the execution of the Reorganization Agreement, James Schuler, which held approximately 52% of the shares of Schuler common stock outstanding as of September 12, 2000, entered into a Voting Agreement with Apollo, Blackacre and Highridge, pursuant to which James Schuler agreed to vote its shares of Schuler common stock in favor of the Reorganization at any meeting of Schuler stockholders held to consider and vote upon the Reorganization. Accordingly, at the Schuler meeting of stockholders to be held to vote on the Reorganization, the affirmative vote of the shares of James Schuler as required by such Voting Agreement will be sufficient to approve the Reorganization regardless of the votes cast by other Schuler stockholders. Stockholders will not be eligible to exercise dissenters' rights in connection with the Reorganization.

         The Reorganization Agreement, the Voting Agreement, the form of Stockholders Agreement, the form of Registration Rights Agreement and the form of Newco Certificate of Incorporation are filed herewith as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5, respectively. The foregoing descriptions of these documents are qualified in their entirety by reference to the full text of each of such exhibits.


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ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c) Exhibits.


NUMBER   DESCRIPTION
------   -----------
2.1      Agreement and Plan of Reorganization, dated as of September 12, 2000, among Schuler, Apollo, Blackacre, Highridge, APWP, AP Western, APLHI
         and Lamco (the exhibits and schedules to such agreement are not filed herewith (other than those set forth as Exhibits 2.3, 2.4 and 2.5) and are listed on the table of contents of Exhibit 2.1. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request).

2.2      Voting Agreement, dated as of September 12, 2000, among Apollo, Blackacre,
         Highridge and James Schuler.

2.3      Form of Stockholders Agreement among Newco, the LLC, Apollo, Blackacre,
         Highridge and James Schuler.

2.4      Form of Registration Rights Agreement among Newco, the LLC, Apollo,
         Blackacre, Highridge and James Schuler

2.5      Form of Newco Certificate of Incorporation.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SCHULER HOMES, INC.


                               By: /s/ PAMELA S. JONES
                                   --------------------------
                                   Pamela S. Jones,
                                   Senior Vice President of
                                   Finance and Chief Financial
                                   Officer


Dated: September 18, 2000


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                                 EXHIBIT INDEX


NUMBER   DESCRIPTION
------   -----------
2.1      Agreement and Plan of Reorganization, dated as of September 12, 2000, among Schuler, Apollo, Blackacre, Highridge, APWP, AP Western, APLHI
         and Lamco (the exhibits and schedules to such agreement are not filed herewith (other than those set forth as Exhibits 2.3, 2.4 and 2.5) and are listed on the table of contents of Exhibit 2.1. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request).

2.2      Voting Agreement, dated as of September 12, 2000, among Apollo,
         Blackacre, Highridge and James Schuler.

2.3      Form of Stockholders Agreement among Newco, the LLC, Apollo, Blackacre,
         Highridge and James Schuler.

2.4      Form of Registration Rights Agreement among Newco, the LLC, Apollo,
         Blackacre, Highridge and James Schuler

2.5      Form of Newco Certificate of Incorporation.



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